Exhibit (h)

                  MONTGOMERY PARTNERS ABSOLUTE RETURN FUND LLC
                            PLACEMENT AGENT AGREEMENT


         This Placement Agent Agreement (this "Agreement") is made as of this 22nd day of February, 2002 by and between Montgomery Partners Absolute Return Fund LLC (the "Fund"), and Funds Distributor Inc., a Massachusetts Corporation (the "Placement Agent").

         WHEREAS, the Fund, a Delaware limited liability company, is a non-diversified, closed-end management investment company which will be registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Placement Agent is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and a member of the National Association of Securities Dealers, Inc. ("NASD"); and

         WHEREAS, the Fund desires to retain the Placement Agent to provide the services described herein in connection with the private placement of limited liability company member interests issued by the Fund ("Interests"), and is willing to provide such services upon the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

Section 1.  Definitions

        a. Accredited Investor. As the term is defined under Rule 501 of Regulation D under the Securities Act of 1933 (the "1933 Act"), as amended from time to time.

        b. Private Placement. Means a transaction that does not involve a public offering within the meaning of Section 4(2) of 1933 Act, as amended from time to time.

        c. Private Placement Memorandum. means the confidential offering document filed with the Securities and Exchange Commission ("SEC") on Form N-2 under the 1940 Act, by which Interests shall be solicited.

        d.  Qualified Client: As the term is defined in Rule 205-3(d)(1)(ii) and
            (d)(1)(iii) (but excluding the definition of Qualified Client in Rule 205(d)(1)(i)) of the Investment Advisers Act of 1940 ("Advisers Act"), as amended from time to time).

        e. Qualified Investor. Means a person(s) or entity that is both an Accredited Investor and a Qualified Client, who is purchasing for investment and not for resale.


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Section 2.  Appointment of Placement Agent

         The Fund hereby appoints the Placement Agent as the exclusive placement agent of Interests of the Fund in the United States, and the Placement Agent hereby accepts such appointment and agrees to act hereunder. The Fund also authorizes the Placement Agent to enter into agreements with securities broker-dealers legally authorized to sell Fund Interests (each, a "Soliciting Agent") pursuant to and in accordance with a Selling Group Agreement in the form attached hereto as Exhibit A.

Section 3.  Private Placement of Interests

        a. The Placement Agent understands and agrees that Interests of the Fund may only be offered and sold in Private Placements to Qualified Investors.

        b. The Fund, or any agent of the Fund designated in writing by the Board of Directors of the Fund (the "Board"), shall be promptly advised of all purchase orders for Interests in the Fund received by the Placement Agent or any Soliciting Agent. The Fund, the Placement Agent and each Soliciting Agent may reject any purchase order if any of them reasonably believes that the potential investor is not a Qualified Investor or that the offer and sale of Interests to such investor, singly or along with the other offers or sales, would not be a Private Placement, or otherwise in their discretion. Orders will be binding upon the Fund only upon final acceptance by it. The Fund (or its agent) shall confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Fund (or its agent) of payment therefor, shall deliver deposit receipts for Interests pursuant to instructions of the Placement Agent or Soliciting Agent. Payment shall be made to the Fund (or its agent) in the manner set forth in the Private Placement Memorandum. The Placement Agent agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

        c. The minimum initial and additional investment in the Fund shall be the amount set forth in the Private Placement Memorandum unless the Board approves lower amounts and instructs the Placement Agent in writing to accept the lower minimum initial and/or additional investment amount.

Section 4.  Compensation

         The Placement Agent is entitled to the placement fee or sales charge described in the Private Placement Memorandum (the "Placement Fee") for each purchase of an Interest unless the Soliciting Agent is authorized to withhold, and has withheld, the placement fee from a Qualified Investor's initial investment. The Placement Agent agrees to pay any Placement Fee to the Soliciting Agent to the extent received by it and required by any agreement to be paid to the Soliciting Agent. The Placement Agent will be fully compensated for its services under this Agreement through the payment by the Fund or its agent of a fee equal to [$50,000] per year, payable monthly in arrears (or for any portion thereof) plus reasonable out-of-pocket expenses associated with its obligations hereunder.


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Section 5.  Representations, Warranties and Covenants of the Placement Agent

        a. The Placement Agent represents, warrants and agrees that Interests shall be offered and sold by it only to persons reasonably believed to be Qualified Investors in Private Placements in accordance with Rule 506 of Regulation D and to no other person in any other transaction. Sales of Interests in the Fund shall be on the terms described in the Private Placement Memorandum or as directed by the Board of the Fund in writing and provided to the Placement Agent reasonably in advance.

        b. In selling Interests in the Fund, and otherwise acting with respect to the Interests in the Fund, the Placement Agent represents, warrants and agrees (and shall cause each Soliciting Agent to so represent, warrant and agree) to conform in all respects with the requirements of all federal (including without limitation the regulations of the SEC) and state laws and NASD rules and regulations and the rules and regulations of any other applicable self-regulatory organization applicable to it as Placement Agent relating to the offer and sale of such Interests and otherwise with respect to this Agreement. The Placement Agent is not, nor shall any Soliciting Agent be, authorized by the Fund to give any information or to make any representations other than those contained in the Private Placement Memorandum and any other literature or documentation approved in writing by appropriate officers of the Fund, and provided to the Placement Agent reasonably in advance

            The Placement Agent shall obtain appropriate representations and warranties from each Soliciting Agent to the effect that such person or entity (i) is duly registered with the proper regulatory organizations, including the SEC and NASD, (ii) has procedures in place to comply with the Selling Group Agreement including, without limitation, all requirements of Regulation D of the 1933 Act and Rule 506 thereunder, and (iii) is reasonably able to comply with the restrictions applicable to the offering of Interests. Nothing set forth in any Soliciting Agent Agreement shall relieve the Placement Agent of any of its responsibilities to the Fund under this Agreement.

        c. The Placement Agent shall provide on behalf of the Fund such information provided to it for distribution to Qualified Investors and to Soliciting Agents as the Fund may request in writing from time to time.

Section 6.  Representations, Warranties and Covenants of the Fund.

        a. Subject to the possible suspension of the sale of Interests of the Fund (of which event the Placement Agent shall be notified in writing in advance by the Fund), and the right to reject orders, the Fund agrees to sell Interests to Qualified Investors on the terms set forth in the Private Placement Memorandum so long as Interests are available for sale.


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        b.  The Fund (or its agent) agrees to furnish to Qualified Investors, directly or through Soliciting Agents, copies of all information, financial statements, the Private Placement Memorandum, additional offering materials and other documents (collectively, "Information") which shall be required by law or otherwise desirable for distribution to Qualified Investors in the Fund and/or prospective Qualified Investors. The Fund (or its agent) shall make available to the Placement Agent the Information or any part thereof the Placement Agent may reasonably request in connection with the placement of Interests. The Fund (or its agents) shall provide copies of the Information as may be required by the Soliciting Agents to such Soliciting Agents on behalf of the Placement Agent.

        c. The Fund agrees to take all necessary action (including filings with the SEC and State securities administrators) to ensure an exemption from the registration and qualification requirements of federal and state securities laws in connection with the Interests in the Fund, excluding registration under the 1940 Act. The Fund will coordinate and prepare such reports, applications and documents as may be necessary to comply with the relevant provisions of state securities laws in connection with the transactions contemplated by this Agreement, including the filing of copies of documents filed with the SEC, and will furnish any required consent to service of process, and pay any required fees, in connection therewith. The Fund represents and warrants that the Private Placement Memorandum and all information furnished by the Fund shall be accurate and in compliance with all applicable laws. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Private Placement Memorandum, or omission to state a material fact in the Private Placement Memorandum which omission would make the statements therein, in light of the circumstances under which the Private Placement Memorandum is, or is to be used, not misleading.

Section 7.  Indemnification.

        a. The Placement Agent agrees to indemnify and hold harmless the Fund (and its agents) and each of the Fund's directors and officers, and each person, if any, who controls the Fund within the meaning of
            Section 15 of the 1933 Act, excluding, to the extent applicable, the Placement Agent, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Fund or such Board members, officers, or controlling persons may become subject under the 1933 Act, under any other statute, at common law or otherwise, arising out of the offer, sale or acquisition of any Interests by any person which may be based upon (i) any wrongful act by the Placement Agent or any of the Placement Agent's officers, directors, employees, agents or representatives; (ii) any breach of this Agreement by the Placement Agent or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or the omission or alleged omission to state therein a material fact required to be stated therein


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            or necessary to make the statement therein, in light of the circumstances under which the Private Placement Memorandum is, or is to be used, not misleading if such statement or omission was made in reliance upon information furnished to the Fund in writing by the Placement Agent, provided, however, that in no case is the Placement Agent's indemnity deemed to protect any person against any liability to which any such person would otherwise be subject by reason of such person's breach of this Agreement, willful misfeasance, bad faith, or negligence in the performance of his/her duties or by reason of reckless disregard of obligations and duties under this Agreement.

        b. The Fund agrees to indemnify and hold harmless the Placement Agent and each of the Placement Agent's directors and officers and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Placement Agent or such directors, officers or controlling persons may become subject under the 1933 Act, under any other statute, at common law or otherwise, arising out of the offer, sale or acquisition of any Interests by any person which may be based upon (i) any wrongful act by the Fund (and its agents) or any of its officers, directors or employees (ii) any breach of this Agreement by the Fund; or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum or in the Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the Private Placement Memorandum and Information is, or is to be used, not misleading provided that such statement or omission was not made in reliance upon information furnished by the Placement Agent to the Fund; and provided further that in no case is the Fund's indemnity deemed to protect any person against any liability to which such person would otherwise be subject by reason of such person's breach of this Agreement or willful misfeasance, bad faith, or negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

        c.  The party that is entitled to indemnification pursuant to this
            Section 7 ("Indemnified Party") shall be entitled to participate, at its own expense, in the defense, or, if the party required to provide indemnification pursuant to this Section 7 ("Indemnitor") so elects, to assume the defense of any suit brought to enforce any such liability, but if the Indemnitor elects to assume the defense, such defense shall be conducted by counsel chosen by Indemnitor and satisfactory to the Indemnified Party in its reasonable judgment, to its officers and Board members, and to any controlling person or persons, defendant or defendants in the suit. The Indemnified Party shall not, without the prior written consent of the Indemnitor, effect any settlement of any pending or threatened action, suit or proceeding in respect of which the Indemnified Party is or could have been a party and indemnity has or could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of Indemnitor from all liability on claims that are the


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            subject matter of such action, suit or proceeding and involves solely the payment of money.

Section 8.  Duration and Termination of this Agreement.

        a. This Agreement shall become effective as of the date first above written and shall remain in force for two years from the date hereof and thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board and (b) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement (the "Independent Directors"), cast in person at a meeting called for the purpose of voting upon such approval.

        b. This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, or by the Placement Agent, on not less than sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment. The obligations of each party under Section 7 shall survive the termination of this Agreement.

         c. The terms "affiliated person," "assignment," "interested person" and "vote of a majority of the outstanding voting securities," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

Section 9.  Amendments to this Agreement.

         This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Board, or by a vote of a majority of the outstanding voting securities of the Fund and (b) by the vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such amendment.

Section 10. Governing Law.

         This Agreement will be governed by the laws of the State of Delaware without reference to the choice of law principles thereof. The courts of the State of Delaware are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings") may be brought in such courts.

Section 11. Miscellaneous.

        a. Notices of any kind to be given to the Placement Agent by the Fund shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to the Placement Agent at FDI, 60 State St., Suite 1300, Boston, MA 02109 Facsimile:
            (617) 557-0711, Attention: Rick Froio, or at such other address or to such individual as shall be so specified by the Placement Agent. Notices of any kind to be given to the Fund hereunder by the


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            Placement Agent shall be in writing and will be duly given if mailed or delivered to the Fund at 101 California Street, San Francisco, CA 94111, Facsimile: (415) 248-6520, Attention: General Counsel, or at such other address or to such individual as shall be so specified in writing by the Fund to the Placement Agent.

        b. This Agreement constitutes the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject mater hereof.

        c. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        d. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Private Placement Memorandum.

        e. This Agreement is subject to the Private Placement Memorandum and, in the event of a conflict, the terms of the Private Placement Memorandum shall govern the parties' obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

                                    Montgomery Partners Absolute Return Fund LLC


                                    By: /s/ Johanne Castro
                                       -----------------------------------------

                                    Title:  Assistant Secretary
                                          --------------------------------------


                                    Funds Distributor, Inc.


                                    By:  Richard F. Froio
                                       -----------------------------------------

                                    Title:
                                          --------------------------------------


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